UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0177556
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 NORTH 34TH STREET

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 925-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 10, 2007, management of Getty Images, Inc. (the “Company”) determined that, due to errors in the accounting for equity based compensation, the Company’s previously filed financial statements for the fiscal years ended 1998 to 2005, the interim periods contained therein, the quarters ended March 31, 2006 and June 30, 2006, together with all earnings and other press releases containing Company financial information for those periods and the earnings releases for the quarters ended September 30, 2006 and December 31, 2006, respectively, should no longer be relied upon and will require restatement. The Company’s Board of Directors concurred with management’s determination.

The Company is in the process of finalizing its accounting for this restatement, including the tax impact and other related issues. Based on the Company’s current knowledge, management believes that the restatement will likely involve total pre-tax, non-cash equity-based compensation expense of approximately $28 million to $32 million, of which management expects approximately 95% to be expensed in 2002 and earlier fiscal years.

The Company intends to provide audited, restated financial statements and related disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed as soon as possible with the SEC, and otherwise to become current in its reporting obligations under the Securities Exchange Act of 1934, as amended.

Currently, the Company is evaluating the impact of the results of the internal investigation of its equity compensation grant practices on the Company’s internal control over financial reporting and disclosure controls and procedures, and will disclose its conclusions (and those of senior management) in Item 9A of the Company’s upcoming 2006 Annual Report on Form 10-K.

The Company’s management and the Audit Committee of the Board of the Directors have discussed the matters disclosed in this Item 4.02(a) report with the Company’s independent registered public accounting firm.

As a related matter, on April 16, 2007, the Company issued the attached press release announcing that the Special Committee of the Board of Directors has completed its internal investigation of the Company’s equity compensation grant practices. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

As set forth above in Item 4.02(a), on April 16, 2007, the Company issued a press release announcing the completion of the Special Committee’s internal investigation of the Company’s equity compensation grant practices. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of press release issued by Getty Images, Inc., dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC. (Registrant)
Dated: April 16, 2007
	By:	/s/ THOMAS OBERDORF
Thomas Oberdorf Senior Vice President and Chief Financial Officer